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                                                                EXHIBIT 99.1



O'CHARLEY'S INC.

NEWS RELEASE


CONTACTS:  Lawrence E. Hyatt                           Gene Marbach
           Chief Financial Officer                     Investor Relations
           O'Charley's Inc.                            Makovsky + Company
           (615) 782-8818                              (212) 508-9600


                     O'CHARLEY'S INC. ANNOUNCES RESIGNATION
                          OF BOARD MEMBER JOE SCARLETT


NASHVILLE, Tenn. (December 9, 2005)-- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today announced that Joe Scarlett has tendered his resignation as a member of the Company's Board of Directors due to the time commitment currently required of Board members. Mr. Scarlett joined the Company's Board in August 2005. O'Charley's Inc. expects to fill the resulting vacancy on its Board.

Gregory L. Burns, Chairman and CEO of O'Charley's Inc., said, "I would like to thank Joe Scarlett for his many contributions to our Board of Directors. Given the increasing demands of serving on boards these days, we respect and understand his decision."

Mr. Scarlett added, "The demands of public company boards and committees in the current environment are considerable. The demands are even greater for O'Charley's, as the Board is very engaged in the Company's current turnaround efforts. I regret that due to my other commitments I am unable to be part of that effort. I hope that my contributions during my short time on the Board have been meaningful."

The O'Charley's Inc. Board now has 9 members, of whom 8 are independent.

ABOUT O'CHARLEY'S INC.

O'Charley's Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 347 restaurants under three brands: O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks. The Company operates 225 company-owned O'Charley's restaurants in 17 states in the Southeast and Midwest, and has four franchised O'Charley's restaurants in Michigan and two joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine Restaurant & Pub restaurants in 109 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island, Vermont and Pennsylvania. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed


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atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates seven Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, including the risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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